CNA FINANCIAL CORPORATION
                          2000 LONG-TERM INCENTIVE PLAN
                          -----------------------------

                                    SECTION 1
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                                     GENERAL

         1.1. Purpose.  The CNA Financial  Corporation 2000 Long-Term  Incentive
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Plan  (the  "Plan")  has been  established  by CNA  Financial  Corporation  (the
"Company") to (i) attract and retain persons eligible to participate in the Plan, (ii) motivate Participants, by means of appropriate incentives, to achieve long-term Company goals, and reward participants for achievement of those goals, and (iii) provide incentive compensation opportunities that are competitive with those of other similar companies, and thereby promote the financial interest of the Company and its Subsidiaries.

         1.2. Operation and Administration.  The operation and administration of
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the Plan shall be subject to the  provisions of Section 5 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 8 of the Plan).

                                    SECTION 2
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                            GRANT OF INCENTIVE AWARDS
                            -------------------------

         2.1. Grant of Awards.  For each  Performance  Period,  the Committee is
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authorized to select, from among the Eligible Employees,  those persons (if any)
who will be eligible to receive Long-Term Incentive Awards for that Performance Period, and thereby become "Participants" in the Plan, subject to the following:

(a) With respect to the Long-Term Incentive Award for each Participant for any Performance Period, the Committee is authorized to (i) establish performance goals for the Performance Period, which shall be based on the Performance Measure or Performance Measures, and (ii) specify the payment amount for each Participant for the Performance Period at designated levels of achievement of the Performance Measures, subject to this Section 2.

(b) The Committee is authorized to establish any other conditions, not inconsistent with the Plan, that are to apply to the Long-Term Incentive Award for the Performance Period.

(c) To the extent required by Code section 162(m), and the regulations thereunder, to satisfy the requirements for performance-based compensation, the actions to be taken by the Committee for any Performance Period in accordance with this Section 2 shall be taken and reflected in writing: (i) while the outcome as to the performance goals is substantially uncertain; (ii) not later than 90 days after the beginning of the Performance Period; and (iii) before the end of the first 25% of the Performance Period.

(d) In no event shall the amount of the Long-Term Incentive Awards for any Participant with respect to all Performance Periods ending in any one calendar year exceed $5,000,000. For purposes of this paragraph (d), the date scheduled (at the time the Performance Period is established) as the end of a Performance Period shall be used.

(e) The Performance Measures that may be used by the Committee for any Long-Term Incentive Award shall be based on any one or more of the Approved Performance Measures, as selected by the Committee. For Awards under this Section 3 intended to be "performance-based compensation," the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code section 162(m).

         2.2.  Determination  of  Performance  Period.  The beginning and ending
               ---------------------------------------
dates of any Performance Period shall be established by the Committee. The Committee may, but shall not be required to, establish one or more Performance Periods that begin before the last day of any other Performance Periods.

         2.3. Long-Term  Incentive Award  Distributions.  As soon as practicable
              ------------------------------------------
after the necessary financial data for a Performance Period are available to the Committee, the Committee shall make a written determination of the extent of the achievement of the performance goal(s) for the Long-Term Incentive Awards for that Performance Period, and shall make a written determination of the amount, if any, to be distributable with respect to the Long-Term Incentive Awards for the Performance Period. Distributions with respect to any Long-Term Incentive Award shall be subject to the following:

(a) Except as otherwise specifically provided in the documents reflecting the terms of a Long-Term Incentive Award, the Committee may, in its discretion, reduce the amount of any Long-Term Incentive Award or cancel the award.

(b) Except as otherwise provided by the Committee, Long-Term Incentive Awards shall be settled through cash payments, which shall be made as soon as practicable after the Committee makes the determination described in this subsection 2.3.

                                    SECTION 3
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                                     OPTIONS
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         3.1.  Option Grant.  The Committee may grant Options in accordance with
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this Section 3.

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         3.2.  Definitions.  The grant of an "Option" permits the Participant to
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purchase shares of Stock at an Exercise Price established by the Committee.  Any
Option granted under the Plan may be either an incentive stock option (an "ISO") or a non-qualified option (an "NQO"), as determined in the discretion of the Committee. An "ISO" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. An "NQO" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

         3.3.  Exercise Price. The "Exercise Price" of each Option granted under
               --------------
this Section 3 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted; except that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock).

         3.4.  Exercise.  An Option shall be exercisable in accordance with such
               --------
terms and conditions and during such periods as may be established by the Committee.

         3.5.  Payment of Option  Exercise  Price.  The payment of the  Exercise
               ----------------------------------
Price of an Option granted under this Section 3 shall be subject to the following:

(a) Subject to the following provisions of this subsection 3.5, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph (c) below, payment may be made as soon as practicable after the exercise).

(b) The Exercise Price and any tax withholding shall be payable by check.

(c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

                                    SECTION 4
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                               OTHER STOCK AWARDS
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         4.1.  Definitions.
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(a)      A "Stock  Unit" Award is the grant of a right to receive  shares of
         Stock in the future.

(b) A "Performance Share" Award is a grant of a right to receive shares of Stock or Stock Units which is contingent on the achievement of performance or other objectives during a specified period.

(c) A "Restricted Stock" Award is a grant of shares of Stock, and a "Restricted Stock Unit" Award is the grant of a right to receive shares of Stock in the future, with such shares of Stock or right to future delivery of such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

         4.2.  Restrictions on Awards.  Each Stock Unit Award,  Restricted Stock
               ----------------------
Award, Restricted Stock Unit Award, Performance Share Award shall be subject to the following:

(a) Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

(b) The Committee may designate whether any such Award being granted to any Participant is intended to be "performance-based compensation" as that term is used in section 162(m) of the Code. Any such Awards designated
         as  intended   to  be   "performance-based   compensation"   shall  be
         conditioned on the achievement of one or more Performance Measures, to the extent required by Code section 162(m). The Performance Measures that may be used by the Committee for such Awards shall be based on any one or more of the Approved Performance Measures, as selected by the Committee. For Awards under this Section 4 intended to be "performance-based compensation," the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code section 162(m).

                                    SECTION 5
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                          OPERATION AND ADMINISTRATION
                          ----------------------------

         5.1. Effective Date. Subject to the approval of the shareholders of the
              --------------
Company at the Company's 2000 annual meeting of its shareholders, the Plan shall be effective as of August 4, 1999 (the "Effective Date"); provided, however, that to the extent that Awards are granted under the Plan prior to its approval by shareholders, the Awards shall be contingent on approval of the Plan by the shareholders of the Company at such annual meeting. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding.

         5.2.  Shares  Subject to Plan. The shares of Stock for which Awards may
               -----------------------
be granted under the Plan shall be subject to the following:

(a) The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or  subsequently  acquired  by the  Company  as  treasury  shares,
         including   shares   purchased   in  the  open  market  or  in  private
         transactions.

(b) Subject to the following provisions of this subsection 5.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 2,000,000 shares of Stock.

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

(c) To the extent provided by the Committee, any Award may be settled in cash or Stock. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(d) Subject to paragraph 5.2(f), the maximum number of shares that may be covered by Options granted to any one individual shall be 200,000 shares during any one calendar-year period.

(e) For Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), no more than 50,000 shares of Stock may be subject to such Awards granted to any one individual during any one-calendar-year period. If, after shares have been earned, the delivery is deferred, any additional shares attributable to dividends during the deferral period shall be disregarded.

(f) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options; and (iv) any other adjustments that the Committee determines to be equitable.

         5.3.  General Restrictions.  Delivery of shares of Stock or other
               --------------------
amounts under the Plan shall be subject to the following:

(a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

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         5.4.  Liability  for  Benefits.  Each  Subsidiary  shall be liable  for
               -------------------------
payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

         5.5. Tax Withholding.  All distributions  under the Plan are subject to
              ---------------
withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan.

         5.6. Grant and Use of Awards.  In the  discretion of the  Committee,  a
              ------------------------
Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

         5.7.  Dividends and Dividend  Equivalents.  An Award (including without
               ------------------------------------
limitation an Option Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

         5.8.  Settlement  of  Awards.  The  obligation  to  make  payments  and
               ----------------------
distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine (except that Options may not be settled in cash). Satisfaction of any such obligations under an Award, which is sometimes referred to as "settlement" of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

         5.9.  Other Plans.  Amounts  payable under this Plan shall not be taken
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into  account as  compensation  for  purposes of the CNA  Employees'  Retirement
Benefit Equalization Plan and the CNA Employees' Supplemental Savings Plan, except to the extent otherwise provided by those plans, or by an agreement between the affected Participant and the Company.

         5.10.  Heirs and  Successors.  The terms of the Plan  shall be  binding
                ---------------------
upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business.

         5.11.   Transferability.   Awards   granted  under  the  Plan  are  not
                 ----------------
transferable except as designated by the Participant by will or by the laws of descent and distribution. If any rights exercisable by a Participant or benefits deliverable to a Participant under any Award under the Plan have not been exercised or delivered, respectively, at the time of the Participant's death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of the applicable terms of the Award and the Plan. The "Designated Beneficiary" shall be the beneficiary or beneficiaries designated by the Participant to receive benefits under the Company's group term life insurance plan. If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant. If a deceased Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the Designated Beneficiary's exercise of all rights under the Award or before the complete distribution of benefits to the Designated Beneficiary under the Award, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

         5.12.  Notices.  Any written notices  provided for in the Plan or under
                --------
any Award shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by confirmed fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant's address indicated by the Company's records, or if to the Company, at the Company's principal executive office to the attention of the Company's Secretary.

         5.13.  Action by Company.  Any action required or permitted to be taken
                -----------------
by the Company shall be by resolution of the Board, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or by a duly authorized officer of the Company.

         5.14.  Limitation of Implied Rights.
                -----------------------------

(a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company shall be sufficient to pay any benefits to any person.

(b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

         5.15. Gender and Number.  Where the context admits, words in any gender
               -----------------
shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

         5.16.  Evidence.  Evidence  required of anyone under the Plan may be by
                ---------
certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

                                    SECTION 6
                                    ---------

                                    COMMITTEE
                                    ---------

         6.1. Administration.  The authority to control and manage the operation
              --------------
and administration of the Plan shall be vested in the Incentive Compensation Committee of the Board (the "Committee") in accordance with this Section 6.

         6.2.  Powers of Committee.  The Committee's administration of the Plan
               -------------------
shall be subject to the following:

(a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Employees those persons who shall receive Awards, to determine the performance goals and amounts payable under these awards, to establish the terms, the terms of eligibility, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 7) to cancel or suspend Awards.

(b) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(d) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

         6.3.  Delegation  by  Committee.  Except to the  extent  prohibited  by
               -------------------------
applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

         6.4.  Information  to  be  Furnished  to  Committee.  The  Company  and
               ---------------------------------------------
Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons eligible for benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.
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
                                    SECTION 7
                                    ---------

                            AMENDMENT AND TERMINATION
                            -------------------------

         The Board may, at any time, amend or terminate the Plan; provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and further provided that adjustments pursuant to subject to paragraph 5.2(f) shall not be subject to the foregoing limitations of this Section 7.

                                    SECTION 8
                                    ---------

                                  DEFINED TERMS
                                  -------------

         In addition to the other definitions contained herein, the following definitions shall apply:

(a) The "Approved Performance Measures" shall be any one or more of following Company, Subsidiary, operating unit or division performance measures: net operating return on equity; gross premiums written; net premiums written; net premiums earned; net investment income; losses and loss expenses; underwriting and administrative expenses; operating expenses; cash flow(s); operating income; earnings before interest and taxes; net income; stock price; dividends; strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or shares outstanding, investments or to assets or net assets.

(b)      Award.  The term "Award" shall mean any award or benefit  granted under
         ------
         the Plan, including the grant of Long-Term Incentive Awards, Options, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards, and Performance Share Awards.

(c)      Board. The term "Board" means the Board of Directors of the Company.
         ------

(d)      Code.  The term "Code"  means the  Internal  Revenue  Code of 1986,  as
         -----
         amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(e)      Eligible  Employee.  The term "Eligible  Employee" shall mean the Chief
         -------------------
         Executive Officer and any Executive Vice President of the Company or a Subsidiary, and any other officer of the Company or a Subsidiary between grade 93 and grade 96, inclusive. An Award may be granted to an individual in connection with hiring prior to the date the individual first performs services for the Company or the Subsidiaries, provided that the individual will be an Eligible Employee upon his hiring, and further provided that such Awards shall not become vested prior to the date the individual first performs such services.

(f)      Fair Market Value. The "Fair Market Value" of a share of Stock shall be
         ------------------
         determined in accordance with procedures established by the Committee.

(g)      Stock. The term "Stock" shall mean shares of common stock of the
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         Company.

(h)      Subsidiary. The term "Subsidiary" means any business or entity in which
         -----------
         at any relevant time the Company holds at least a 50% equity (voting or non-voting) interest.
                                     - 11 -